SHAREHOLDER RESPONSE SUMMARY REPORT
Page 1
                            SMITH BARNEY FUNDS
          SMITH BARNEY GLOBAL MEDIA AND TELECOMMUNICATIONS FUND
                              April 02, 2003

                                        % of Outstanding       %
of Shares
                         No. of Shares         Shares
Voted
                       ---------------  ----------------  --------
--------

 1. The approval of the Plan of Liquidation of the Fund, as adopted by the Board of Directors.

    Affirmative             466,090.941          51.566%
89.417%
    Against                  30,962.960           3.426%
5.940%
    Abstain                  24,203.800           2.677%
4.643%

    TOTAL                   521,257.701          57.669%
100.000%

                   SHAREHOLDER RESPONSE SUMMARY REPORT
Page 2
                            SMITH BARNEY FUNDS
          SMITH BARNEY GLOBAL MEDIA AND TELECOMMUNICATIONS FUND
                              April 02, 2003

                                        % of Outstanding       %
of Shares
                         No. of Shares         Shares
Voted
                       ---------------  ----------------  --------
--------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL           903,873.681

    VOTED SHARES           521,257.701

    PERCENT VOTED               57.669%
                                                            C46